Exhibit T3B.9

BY-LAW NO. 1

A by-law relating generally to

the transaction of the business

and affairs of

POWER FINANCE INC.

FRASER MILNER CASGRAIN LLP

2900-10180 101 ST

EDMONTON AB T5J 3V5

BY-LAW NO. 1

A by-law relating generally to

the transaction of the business

and affairs of

POWER FINANCE INC.

ARTICLE 1. INTERPRETATION

1.1	Definitions

In the By-laws, unless the context requires a different meaning:

(a)	“Act” shall mean the Business Corporations Act, RSA 2000, c. B-9, as amended, and any statute that may be substituted therefor;

(b)	“appoint” shall include “elect” and vice versa;

(c)	“Board” shall mean the board of directors or sole director of the Corporation;

(d)	“By-laws” shall mean all by-laws of the Corporation which are in force;

(e)	“Corporation” shall mean POWER FINANCE INC., a body corporate incorporated under the Act;

(f)	“President” shall mean the person appointed as president of the Corporation; and

(g)	“Secretary” shall mean the person or persons appointed as secretary or assistant secretary of the Corporation, from time to time.

1.2 Unless defined in section 1.1, words and phrases in the By-laws shall have the meaning set forth in the Act. Words importing the singular shall include the plural, and the converse shall also apply. Words importing gender shall include the masculine, feminine and neuter. Words importing persons shall include individuals, partnerships, associations, bodies corporate, trustees, executors, administrators, associations and legal representatives.

ARTICLE 2. LIEN ON SHARES

2.1 A lien on shares (the “Subject Shares”) registered in the name of a shareholder (the “Subject Shareholder”) for a debt of the Subject Shareholder to the Corporation (including an amount unpaid in respect of a share already issued by the Corporation on the date it was continued under the Act), together with interest accrued thereon and any expenses incurred by the Corporation in respect of such debt (the sum of all three amounts shall herein be called the “Debt”), may be enforced by the Corporation by the sale of the Subject Shares, or by the sale of such of the Subject Shares as are required to satisfy the Debt, or by any other action, suit, remedy or proceeding authorized or permitted at law or in equity, provided that prior to selling the Subject Shares the Corporation shall give the Subject Shareholder 7 days written notice (the “Notice”) as follows:

(a)	stating the amount of the Debt;

(b)	demanding immediate payment of the Debt;

(c)	setting forth the matters contained in section 2.2; and

(d)

setting forth the Corporation’s intention to sell the Subject Shares, or such of the Subject Shares as are required to satisfy the Debt, if the Debt remains in default for 7 days after receipt of the Notice by the Subject Shareholder.

2.2 Immediately upon receipt of the Notice by the Subject Shareholder,

(a)	the Subject Shareholder shall deliver the security certificate representing the Subject Shares to the Corporation;

(b)	until the Debt is satisfied in full, the president shall be constituted

(i)

as the Subject Shareholder’s proxy to vote for and on his behalf in respect of the Subject Shares and as the Subject Shareholder’s attorney with full power and authority to assent to and adopt in writing any resolutions of the shareholders,

(ii)	as the Subject Shareholder’s attorney with full power and authority to transfer the Subject Shares, and

(iii)	as the Subject Shareholder’s agent with authority to receive and apply any dividends paid on the Subject Shares against the Debt.

2.3 If the Corporation sells the Subject Shares, or such of the Subject Shares as are required to satisfy the Debt, the proceeds shall be applied in the following order:

(a)	in payment of any expenses incurred by reason of the Subject Shareholder’s default, including the cost of selling the Subject Shares;

(b)	in satisfaction of the remainder of the Debt; and

(c)	the residue, if any, shall be paid to the Subject Shareholder.

2.4 If all of the Subject Shares are not sold to satisfy the Debt, the Corporation shall issue a security certificate to the Subject Shareholder in respect of the Subject Shares which are not sold.

ARTICLE 3. DIRECTORS

3.1	Calling Meetings

Upon the written request of a director, the Secretary, or any one of them, shall call a meeting of the Board. If the Secretary (or in the case of more than one, each of them) is unavailable or fails to call a meeting within 24 hours of receipt of such request, any director may call a meeting of the Board in accordance with the provisions of section 3.2.

A meeting of the Board shall be called on 72 hours notice to each director, verbally or in writing, by means of any communication facilities available.

3.2	Place of Meetings

Meetings of the Board shall be held at the place described in the Notice of Meeting.

3.3	Chairman

The President shall act as chairman of a meeting of the Board, or if he is not present within fifteen minutes of the time fixed for holding the meeting, the directors present shall choose one of their number to act as chairman.

3.4	Secretary

If the Secretary (or in the case of more than one, each of them) is absent from a meeting of the Board, the chairman of the meeting shall appoint some person, who need not be a director, to act as secretary of the meeting.

3.5	Voting

Questions arising at a meeting of the Board shall be decided by a majority of the votes cast, excluding abstentions; and in the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.6	Telecommunication Meetings

A director may participate in a meeting of the Board, or of a committee of the Board, by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

ARTICLE 4. OFFICERS

4.1	Appointment

The Board may appoint

(a)	a chairman of the Board;

(b)	a president;

(c)	a chief financial officer;

(d)	one or more vice-presidents (to whose title may be added words indicating seniority or function);

(e)	one or more secretaries;

(f)	one or more assistant secretaries; and

(g)	such other officers as the Board may determine, including one or more assistants to any of the officers appointed.

4.2	Chairman of the Board

The chairman of the Board shall be a director and shall have such powers and duties as are called for by the terms of his engagement or as the Board may specify.

4.3	President

The President shall:

(a)	be the chief executive officer of the Corporation;

(b)	have general supervision of the officers and the business of the Corporation; and

(c)	have such other powers and duties as are called for by the terms of his engagement or as the Board may specify.

4.4	Secretary

The Secretary, or any one of them, shall:

(a)	record the proceedings at all meetings of the Board and shareholders;

(b)	prepare and keep minutes of all such meetings in a book kept for that purpose;

(c)	give, or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; and

(d)	have such other powers and duties as are called for by the terms of his engagement or as the Board or the president may specify.

4.5	Chief Financial Officer

The chief financial officer shall:

(a)	keep, or cause to be kept, proper accounting records in compliance with the Act;

(b)	be responsible for the deposit of money, the safekeeping of securities and the disbursement of the Corporation’s funds;

(c)	whenever required, render to the Board an account of all transactions and of the financial position of the Corporation; and

(d)	have such other powers and duties as are called for by the terms of his engagement or as the Board or the president may specify.

4.6	Powers and Duties

The powers and duties of all the officers of the Corporation shall be such as the terms of their engagement call for or as the Board of Directors may determine. The powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board directs otherwise.

ARTICLE 5. INDEMNITY TO DIRECTORS, OFFICERS AND OTHERS

5.1 In all circumstances and to the fullest extent permitted by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

ARTICLE 6. SHAREHOLDERS

6.1	Chairman

The President shall act as chairman of a meeting of shareholders or if the President is not present within fifteen (15) minutes of the time fixed for holding the meeting, the shareholders present and entitled to vote shall choose one of their number to act as chairman.

6.2	Secretary

The Secretary, or any one of them, shall act as secretary of a meeting of shareholders as determined by the President or if the Secretary (or in the case of more than one, each of them) is absent from a shareholders meeting, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

6.3	Telecommunication Meetings

A shareholder or any other person entitled to attend a meeting of shareholders may participate in a meeting of shareholders by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

Enacted by the Board on October 18, 2012

Confirmed by the sole Shareholder on October 18, 2012.

BY-LAW NO. 2

A BY-LAW AUTHORIZING THE DIRECTORS TO BORROW AND GIVE

SECURITY ON BEHALF OF POWER FINANCE INC.

The directors of the corporation may

(a)	borrow money on the credit of the corporation;

(b)	issue, reissue, sell or pledge debt obligations of the corporation;

(c)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

Enacted by the Board on October 18, 2012.

Confirmed by the sole Shareholder on October 18, 2012.